UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[  ] Preliminary Information Statement

[X] Definitive Information Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

ZIPPY BAGS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:___________

(2)	Aggregate number of securities to which transaction applies:___________

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4)	Proposed maximum aggregate value of transaction:____________

(5)	Total fee paid:____________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:___________
(2) Form, Schedule or Registration Statement No.:___________
(3) Filing Party:___________
(4) Date Filed:___________

ZIPPY BAGS, INC.
Room 8, 20/F, AIA Tower, Nos 251A-301
Avenida Commercial de Macau, Macau

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

This information statement has been mailed on or about October 1, 2014 to the shareholders of record on September 2, 2014 (the "Record Date") of ZIPPY BAGS, INC., a Nevada corporation (the "Company"), in connection with certain action to be taken by the written consent by the holders of a majority of the voting power of the outstanding capital stock of the Company, dated as of September 2, 2014. The action to be taken pursuant to the written consents may be taken on or about October 21, 2014, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

By Order of the Board of Directors,
/s/ Eng Wah KUNG
Chief Executive Officer

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF THE VOTING POWER OF THE OUTSTANDING SHARES OF CAPITAL STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE SHAREHOLDERS, DATED SEPTEMBER 2, 2014.

To the Company's Shareholders:

NOTICE IS HEREBY GIVEN that the following action has been approved pursuant to the written consent of the holders of a majority of the voting power of the outstanding capital stock of the Company dated September 2, 2014, in lieu of a special meeting of the shareholders to amend the Company's Articles of Incorporation (the "Articles") to change the name of the Company to "Glorywin Entertainment Group, Inc."

OUTSTANDING SHARES AND VOTING RIGHTS

As of the record date of September 2, 2014 (the "Record Date"), the Company's authorized capitalization consisted of 490,000,000 shares of Common Stock, of which 20,000,338 shares were issued and outstanding and 10,000,000 shares of Preferred Stock, of which 0 shares were issued and outstanding. Each share of Common Stock entitles its holder to one (1) vote on each matter submitted to the shareholders. However, because shareholders holding a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing action by resolution dated as of the Record Date, no other shareholder consents will be solicited in connection with this Information Statement.

Shareholders of record on the Record Date will be entitled to receive this notice and Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the action described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been mailed to the shareholders. The Company anticipates that the amendments discussed above will be effected on or about the close of business of October 21, 2014.

This Information Statement will serve as written notice to shareholders pursuant to Section 78.370 of the Nevada Revised Statutes.

ABOUT THE INFORMATION STATEMENT

What is the Purpose of the Information Statement?

This Information Statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to notify the Company's shareholders as of the Record Date of certain corporate action expected to be taken pursuant to the consents or authorizations of shareholders representing a majority of the voting rights of the Company's outstanding capital stock.

Shareholders holding a majority of the voting power of the Company's outstanding capital stock voted in favor of the corporate matters outlined in this Information Statement, consisting of the amendments to the Company's Articles to change the name of the Company to "Glorywin Entertainment Group, Inc." (the "Action").

Who is Entitled to Notice?

Each outstanding share of Common Stock, as of the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the voting power of the Company's outstanding shares of capital stock voted in favor of the Action.

What Constitutes the Voting Shares of the Company?

The voting power entitled to vote on the Action consists of the vote of the holders of a majority of the voting power of the outstanding capital stock comprised of the holders of the Company's outstanding Common Stock, each of whom is entitled to one vote per share. As of the Record Date, there were 20,000,338 shares of Common Stock issued and outstanding.

What Corporate Matters Have the Shareholders Vote For?

Shareholders holding a majority of the voting power of the Company's outstanding stock have voted in favor of the following to amend the Company's Articles to change the name of the Company to "Glorywin Entertainment Group, Inc."

What Vote is Required to Approve the Action?

The affirmative vote of a majority of the voting power of the shares of the Company's capital stock outstanding on the Record Date was required to approve of the Action. A majority of the voting power of the outstanding shares of capital stock have voted in favor of the Action. The holders who have voted in favor of the Action comprise one person named in the beneficial ownership table appearing below Taipan Pearl Sdn Bhd. Sing Hong Ting is the beneficial owner of the shares owned by Taipan Pearl Sdn Bhd.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of September 2, 2014 by (i) each person who is known by us to beneficially own more than 5% of the Company's Common Stock; (ii) each of the Company's officers and directors; and (iii) all of the Company's officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Capital stock beneficially owned and percentage ownership is based on 20,000,338 shares of Common Stock outstanding on the Record Date and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days of the Record Date.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (2)

Taipan Pearl Sdn Bhd (3)	11,048,235	(3)	55.24%
Wen Wei Wu	2,912,059		14.56%
Boon Siong Lee	400,000		2.0%
Eng Wah Kung	________		________
Carmen Lum	________		________
Zhen Lung Ho	200,000		1.0%
Officers and Directors as a group (5 persons)	3,512,059		17.56%
* Less than 1%
(1)	Except as otherwise indicated, the corresponding address of each beneficial owner is Zippy Bags, Inc., Room 8, 20/F, AIA Tower, No's 251A-301 Avenida Commercial De Macau, Macau.
(2)	Applicable percentage ownership is based on 20,000,338 shares of common stock outstanding as of June 30, 2014 giving effect to the transactions described herein.
(3)	Sing Hong Ting is the beneficial owner of the shares owned by Taipan Pearl Sdn Bhd.

ACTION

AMENDMENT OF THE COMPANY'S ARTICLES
OF INCORPORATION TO EFFECT THE NAME CHANGE

The Board of Directors and holders of a majority of the voting power of the Company's outstanding capital stock have approved an amendment to the Company's Articles to change the name of the Company to "Glorywin Entertainment Group" in the form attached hereto as Appendix A.

Reasons for the Action

The Board of Directors believes the Action will be in the best interest of the Company as the new name better reflects the long-term strategy and identity of the Company. While the "Zippy Bags, Inc." name has served the Company over time, the Company's management believes this opportunity presented the right timing to change the Company's name. Therefore, the Board of Directors and holders of a majority of the Company's outstanding voting capital determined that the Company should change its name to "Glorywin Entertainment Group, Inc."

No Appraisal Rights

Under Nevada law and the Company's charter documents, holders of the Company's Common Stock and Series A Preferred will not be entitled to dissenter's rights or appraisal rights with respect to the Action.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company's forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management's current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

HOUSEHOLDING

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. This practice, known as "house holding," is intended to eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. We undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.

If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send your request to: ZIPPY BAGS, INC., Room 8, 20/F, AIA Tower, Nos 251A-301, Avenida Commercial de Macau, Macau or call us at +853 8294-2333. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, you may send your request to the above mailing address or call the above phone number.

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each shareholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-K filed on March 31, 2014, as amended, which includes audited financial statements for the period ended December 31, 2013 and 2012 and the quarterly reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, including the financial statements and financial statement schedule information included therein, as filed with the Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

By order of the Board of Directors

September 30, 2014

/s/ Eng Wah Kung
Eng Wah Kung
Chief Executive Officer

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Zippy Bags, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

1. The name of the corporation is Glorywin Entertainment Group., Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 55.24%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X /s/ Eng Wah Kung

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13

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